WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                      PART I. FINANCIAL INFORMATION

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands except share information)
                             (Unaudited)

                                                        March 31,  June 30,
                            ASSETS                        1994       1993
                                                       ---------- ---------
CURRENT ASSETS
  Cash and cash equivalents..................        $   13,367 $   16,937
  Short-term investments.....................            52,975     66,198
  Trade accounts receivable, less allowance
    for doubtful accounts of $4150 and $3565.            86,574     68,099
  Inventories:
    Finished goods...........................            53,721     48,910
    Work in process..........................            38,193     33,939
    Raw materials............................            49,452     49,064
                                                       ---------- ---------
                                                        141,366    131,913
  Prepaid expenses and other current assets..             8,996      9,494
  Deferred income taxes......................            10,522      8,551
                                                       ---------- ---------
          Total Current Assets...............           313,800    301,192
OTHER ASSETS
  Goodwill, net of accumulated amortization..            90,612     87,017
  Other......................................            12,358     13,205
PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment-at cost......           229,772    218,247
  Less allowance for depreciation............          ( 97,069)  ( 83,986)
                                                       ---------- ---------
  Property, plant and equipment-net..........           132,703    134,261
                                                       ---------- ---------
TOTAL ASSETS.................................        $  549,473 $  535,675
                                                       ========== =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable...........................        $   21,812 $   21,180
  Accrued expenses...........................            41,678     40,441
  Accrued compensation and related items.....             8,301     10,059
  Income taxes...............................             2,484      4,494
  Notes payable and current portion of
    long-term debt...........................             1,618      2,366
                                                       ---------- ---------
          Total Current Liabilities..........            75,893     78,540

LONG-TERM DEBT, less current portion.........            99,160    101,468
DEFERRED INCOME TAXES........................            14,280     13,435
OTHER LIABILITIES............................             8,392      7,112
STOCKHOLDERS' EQUITY
    Class A Common Stock,$.10 par value;
    40,000,000 shares authorized, 17,971,178
    shares issued and outstanding at March 31             1,797        923
    Class B Common Stock,$.10 par value;
    13,000,000 shares authorized, 11,488,670
    shares issued and outstanding at March 31             1,149        574
    Additional paid-in capital...............            92,564    101,491
    Retained earnings........................           261,442    235,052
    Equity adjustment from translation.......          (  5,204)  (  2,920)
                                                       ---------- ---------
          Total Stockholders' Equity.........           351,748    335,120
                                                       ---------- ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...        $  549,473 $  535,675
                                                       ========== =========

See accompanying notes to condensed consolidated financial statements.

Certain amounts as of June 30, 1993 have been reclassified to permit comparison with March 31, 1994.

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                         Three Months Ended
                                                       --------------------
                                                       March 31,  March 31,
                                                         1994       1993
                                                       ---------- ---------
Net sales....................................        $  133,532 $  119,764
Cost of goods sold...........................            82,841     75,009
                                                       ---------- ---------
          GROSS PROFIT.......................            50,691     44,755

Selling, general & administrative expenses...            30,818     29,083

                                                       ---------- ---------
          OPERATING INCOME...................            19,873     15,672

Other (income) expense:
     Interest income.........................          (    680)  (  1,189)
     Interest expense........................             2,161      2,430
     Other-net...............................               321         13
                                                       ---------- ---------
                                                          1,802      1,254
                                                       ---------- ---------
          EARNINGS BEFORE INCOME TAXES                   18,071     14,418

Provision for income taxes...................             7,031      5,851
                                                       ---------- ---------
          NET EARNINGS.......................        $   11,040 $    8,567
                                                       ========== =========





Primary and fully-diluted earnings per share               $ .37      $ .28


Cash dividends per share.....................              $.055      $.045

See accompanying notes to condensed consolidated financial statements.

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                         Nine Months Ended
                                                       --------------------
                                                       March 31,  March 31,
                                                         1994       1993
                                                       ---------- ---------
Net sales....................................        $  391,847 $  343,289
Cost of goods sold...........................           242,542    213,449
                                                       ---------- ---------
          GROSS PROFIT.......................           149,305    129,840

Selling, general & administrative expenses...            91,175     80,162
Unusual charges..............................                        7,000
                                                       ---------- ---------
          OPERATING INCOME...................            58,130     42,678
Other (income) expense:
     Interest income.........................          (  2,205)  (  3,770)
     Interest expense........................             6,729      7,158
     Other-net...............................             1,075        519
                                                       ---------- ---------
                                                          5,599      3,907
                                                       ---------- ---------
          EARNINGS BEFORE INCOME TAXES
          AND CUMULATIVE EFFECT OF CHANGE
          IN ACCOUNTING FOR INCOME TAXES.....            52,531     38,771

Provision for income taxes...................            20,406     15,276
                                                       ---------- ---------
          EARNINGS BEFORE CUMULATIVE EFFECT
          OF ACCOUNTING CHANGE...............            32,125     23,495

Cumulative effect on prior years (to June 30,
  1992) of change in accounting .............                        3,132
                                                       ---------- ---------
          NET EARNINGS.......................        $   32,125 $   20,363
                                                       ========== =========


Primary and fully-diluted earnings per share:

  Earnings before cumulative effect
  of accounting change.......................             $ 1.08     $  .78

  Cumulative effect of accounting change.....                          -.10
                                                       ---------- ---------
  Net earnings...............................             $ 1.08     $  .68
                                                       ========== =========

Cash dividends per share.....................             $ .145     $ .115
                                                       ========== =========

See accompanying notes to condensed consolidated financial statements.

                  WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                         (Amounts in thousands)
                              (Unaudited)
                                                          Nine Months Ended
                                                      ---------------------
                                                       March 31,  March 31,
                                                         1994       1993
                                                       ---------- ---------
OPERATING ACTIVITIES
  Net earnings                                       $   32,125 $   20,363
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                      16,621     14,757
      Provision for deferred income taxes                   336   (    525)
      Cumulative effect of change in accounting
       for income taxes                                              3,132
      (Gain)Loss on disposal of fixed assets           (     23)        18
      Changes in operating assets and liabilities,net
       of effects from business acquisitions:
        Accounts receivable                            ( 16,857)  (  7,892)
        Inventories                                    (  8,129)  (  2,287)
        Prepaid expenses and other assets              (     54)  (  2,555)
        Accounts payable and accrued expenses             2,593   (  1,250)
                                                       ---------- ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES              26,612     23,761

INVESTING ACTIVITIES
  Additions to property, plant, and equipment          ( 12,722)  ( 18,993)
  Proceeds from disposal of fixed assets                    310        123
  Increase in intangible assets                        (  1,068)  (    970)
  Business acquisitions, net of cash acquired:
    Waletzko Armaturen                                            (  1,970)
    Rockford Controls                                             (  1,958)
    Intermes Group                                     (  6,094)  ( 17,000)
    Other Acquisitions                                 (  4,783)
  Repayment of debt of acquired businesses             (  2,018)  (  6,000)
  Net changes in short-term investments                  13,223     27,232
                                                       ---------- ---------
  NET CASH (USED IN) INVESTING ACTIVITIES              ( 13,152)  ( 19,536)

FINANCING ACTIVITIES
  Purchase and retirement of treasury stock            ( 12,064)
  Proceeds from exercise of stock options                 2,164      1,099
  Proceeds of short-term borrowings                         526        521
  Payments of long-term debt                           (  3,434)  (    665)
  Cash dividends                                       (  4,263)  (  3,438)
                                                       ---------- ---------
  NET CASH (USED IN) FINANCING ACTIVITIES              ( 17,071)  (  2,483)

Effect of exchange rates on cash and cash equivalents        41   (    469)
                                                       ---------- ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (  3,570)     1,273

Cash and cash equivalents at beginning of period         16,937      9,989
                                                       ---------- ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $   13,367 $   11,262
                                                       ========== =========

See accompanying notes to condensed consolidated financial statements.


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